THE MERGER FUND
SECOND AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT, dated as of the 19TH day of January, 2011, to the Fund Accounting Servicing Agreement, dated as of January 1, 2006, as amended February 26, 2008 (the "Agreement"), is entered into by and between THE MERGER FUND, a Delaware statutory trust, (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”)

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement;

WHEREAS, Section 15 of the Agreement allows for an amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

THE MERGER FUND	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Bruce Rubin	By: /s/ Michael R. McVoy

Name: Bruce Rubin	Name: Michael R. McVoy

Title: Chief Operating Officer	Title: Executive Vice President

Amended Exhibit A to the Fund Accounting Servicing Agreement

The Merger Fund – fee schedule Effective January 1, 2011
Domestic Equity Funds*
__ basis point on the first $__
__ basis point on the next $__
__ basis points on the next $__
__ basis points on the balance

CCO Support Services - $__

Fees are billed monthly.
* Annual fee

Multiple Classes*
Priced separately.

Master/Feeder Funds*
Priced separately.

Multiple Manager Funds*
Additional base fee:
$__ per manager/sub-advisor per fund

Conversion and extraordinary services quoted separately.
 NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:
• $__ Domestic and Canadian Equities
• $__ Options
• $__ Corp/Gov/Agency Bonds
• $__ CMO's
• $__ International Equities and Bonds
• $__ Municipal Bonds
• $__ Money Market Instruments
• $__ /fund/month - Mutual Fund Pricing
• $__ /equity Security/Month Corporate Actions
• $__  /month Manual Security Pricing (>10/day)
• Factor Services (BondBuyer)
• $__ /CMO/month
• $__ /Mortgage Backed/month
• $__ /month Minimum Per Fund Group
    •     Fair Value Services (FT Interactive)
          •      $__ on the first 100 securities per day
          •      $__ on the balance of securities per day

ReportSource - $__ /month – Web reporting